UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2008
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)
Registrant’s telephone number, including area code:                716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
     On May 5 , 2008, Minrad International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of $40,000,000 in principal amount of the Company’s Senior Secured Convertible Notes (the “Notes”), bearing 8% interest per annum payable quarterly in cash in arrears beginning June 30, 2008 (the “Financing”).
     The Notes are convertible, at any time following their issuance, into shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), at an initial conversion price of $2.65 per share, subject to certain adjustments set forth therein. The Notes mature on the third anniversary of the date of issuance. Principal payments and interest due at maturity will be payable in cash.
     The Notes may become immediately due and payable upon an Event of Default, as defined in the Notes, in addition the Notes are secured by a first priority lien on all assets of the Company (including a mortgage on the Company’s Bethlehem manufacturing facility), except those specifically excluded in the notes.
     In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the Purchasers obligating the Company to register for resale the shares of the Common Stock issuable upon the conversion of the Notes on a registration statement on Form S-3 or other appropriate form to be filed with the Securities and Exchange Commission within forty-five (45) days after the closing of the sale of the Notes.
     This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes. Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.
     The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement with attached form of Note, Registration Rights Agreement, Security Agreement and Mortgage entered into in connection with the private placement, copies of which are filed herewith as Exhibits 10.1. A copy of the private placement memorandum used in connection with the private placement is attached as Exhibit 99.1.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
See disclosure under Item 1.01 of this Current Report on Form 8-K.

ITEM 3.02	Unregistered Sale of Equity Securities
See disclosure under Item 1.01 of this Current Report on Form 8-K.

ITEM 7.01	Regulation FD Disclosure
On May 5, 2008 the Company issued a press release announcing its entry into the Securities Purchase Agreement described under Item 1.01. A copy of the press release announcing the private placement is attached hereto as Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1	Securities Purchase Agreement, dated as of May 5, 2008, by and between Minrad International, Inc. and the investors named therein.

99.1	8% Senior Secured Convertible Notes Private Placement Memorandum, May 5, 2008

99.2	Press Release of Minrad International, Inc, dated May 5, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC. (Registrant)
May 6, 2008	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Securities Purchase Agreement, dated as of May 5, 2008, by and between Minrad International, Inc. and the investors names therein.

99.1	8% Senior Secured Convertible Notes Private Placement Memorandum, dated May 5, 2008

99.2	Press Release, dated May 5, 2008